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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 29, 1998



                             BRANDYWINE REALTY TRUST
             (Exact name of registrant as specified in its charter)

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
               Maryland                                 1-9106                                23-2413352
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     (State or Other Jurisdiction                    (Commission                           (I.R.S. Employer
           of Incorporation)                         File Number)                        Identification No.)
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             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)





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Item 5.  Other Events.

Public Offering

         On January 29, 1998, Brandywine Realty Trust (the "Company") and Brandywine Operating Partnership, L.P. (the "Operating Partnership") entered into an Underwriting Agreement (the "Underwriting Agreement") with Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and NationsBanc Montgomery Securities LLC (collectively, the "Underwriters") pursuant to which the Company agreed to sell to the Underwriters an aggregate of 10,000,000 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). In addition, the Company granted the Underwriters an option to purchase up to an additional 1,500,000 Common shares solely to cover over-allotments, if any. The Common Shares are to be sold pursuant to the Underwriting Agreement at a price to the public of $24.00 per share (22.77 after reduction for underwriting discounts and commissions).

         The net proceeds, less expenses estimated at $400,000, will be contributed by the Company to the Operating Partnership, which will use such contribution to repay borrowings under the Company's revolving Credit Facility. Closing of the offering of Common Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

 1.1 Underwriting Agreement among the Company, Brandywine Operating Partnership, L.P., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and NationsBanc Montgomery Securities LLC.


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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 BRANDYWINE REALTY TRUST


Date:  January 29, 1998          By:      /s/ GERARD H. SWEENEY
                                       ------------------------
                                       Gerard H. Sweeney
                                       President and Chief Executive Officer
                                            (Principal Executive Officer)



Date:  January 29, 1998          By:      /s/ MARK S. KRIPKE
                                       ---------------------
                                       Mark S. Kripke
                                       Chief Financial Officer and Secretary
                                            (Principal Financial and Accounting
                                             Officer)